EXHIBIT 5.2
[LETTERHEAD OF CLEARY GOTTLIEB STEEN & HAMILTON LLP]
March 4, 2008
Writer’s Direct Dial: +44 (0) 20 7614-2237
E-Mail: ssperber@cgsh.com
GlaxoSmithKline Capital Inc.
1105 North Market Street, Suite 622
Wilmington, Delaware 19801
GlaxoSmithKline Capital plc
980 Great West Road, Brentford
Middlesex TW8 9GS, England
GlaxoSmithKline plc
980 Great West Road, Brentford
Middlesex TW8 9GS, England
Ladies and Gentlemen:
          We have acted as special English counsel to GlaxoSmithKline Capital Inc., a Delaware corporation (“GSK Capital Inc.”), GlaxoSmithKline Capital plc, a public limited company incorporated in England and Wales (“GSK Capital plc”), and GlaxoSmithKline plc, a public limited company incorporated in England and Wales (“GSK plc” and, together with GSK Capital plc, the “Companies”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series, of (a) debt securities of GSK Capital Inc. and GSK Capital plc, as the case may be, guaranteed by GSK plc, (b) guarantees of GSK plc in respect of the debt securities of GSK Capital Inc. and GSK Capital plc (the “Guarantees”) and (c) debt securities of GSK plc. The debt securities of GSK Capital Inc., GSK Capital plc and GSK plc are referred to herein as the “Debt Securities.” The securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.
          Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the Debt Securities of GSK Capital Inc. and the related Guarantees are to be issued under an indenture (the “GSK Capital Inc. Indenture”) dated as of April 6, 2004 among GSK Capital Inc., GSK plc and Law Debenture Trust Company of New York (as successor to Citibank, N.A., pursuant to an Instrument of Resignation, Appointment and Acceptance dated December 27, 2007 among GSK Capital Inc., GSK plc, Law Debenture Trust Company of New York and Citibank, N.A.), as trustee (the “Trustee”). The Debt Securities of GSK Capital plc and the related Guarantees are to be issued under an indenture (the “GSK Capital plc Indenture”) dated as of April 6, 2004 among GSK Capital plc, GSK plc and the Trustee (as successor to Citibank,

GlaxoSmithKline Capital Inc. et al., p.2
N.A., pursuant to an Instrument of Resignation, Appointment and Acceptance dated January 7, 2008 among GSK Capital plc, GSK plc, Law Debenture Trust Company of New York and Citibank, N.A.). The Debt Securities of GSK plc are to be issued under an indenture (the “GSK plc Indenture” and, together with the GSK Capital Inc. Indenture and the GSK Capital plc Indenture, the “Indentures”) dated as of March 4, 2008 between GSK plc and the Trustee.
          In arriving at the opinions expressed below, we have reviewed the following documents:
          (a)
               (i) the Memorandum (as altered by written resolutions passed on May 19, 2000 and July 4, 2000) and Articles of Association (as adopted by written resolution passed on July 4, 2000 and amended by special resolutions passed on May 21, 2001, May 20, 2002 and May 19, 2003) of GSK plc (the “Previous GSK plc Memorandum and Articles”);
               (ii) the Memorandum (as altered by written resolutions passed on May 19, 2000 and July 4, 2000) and Articles of Association (as adopted by written resolution passed on July 4, 2000 and altered by written resolution passed on May 21, 2001, May 20, 2002, May 19, 2003, May 17, 2004, May 25, 2005, May 17, 2006 and May 23, 2007) of GSK plc (the “Existing GSK plc Memorandum and Articles”); and
               (iii) the Memorandum (as altered by special resolutions passed on August 8, 1988, September 8, 1989, July 1, 1991 and September 27, 2001, and by ordinary resolution passed on October 23, 1989) and Articles of Association of GSK Capital plc (the “GSK Capital plc Memorandum and Articles”);
          (b) a copy of the minutes of a meeting of the Board of Directors of GSK Capital plc held on September 2, 2003 (the “GSK Capital plc Minutes”);
          (c) an extract from the minutes of a meeting of the Board of Directors of GSK plc held on March 26, 2002 (the “GSK plc 2002 Minutes”) and the minutes of a meeting of the Corporate Administration & Transactions Committee of GSK plc held on September 2, 2003 (the “GSK plc 2003 Committee Minutes”);
          (d) an extract from the minutes of a meeting of the Board of Directors of GSK plc held on October 4, 2007 (the “GSK plc 2007 Minutes”) and the minutes of a meeting of the Corporate Administration & Transactions Committee of GSK plc held on March 3, 2008 (the “GSK plc 2008 Committee Minutes” and, together with the GSK plc 2002 Minutes, the GSK plc 2003 Committee Minutes and the GSK plc 2007 Minutes, the “GSK plc Minutes”);
          (d) the Registration Statement;
          (e) a form of the Debt Securities to be issued by GSK plc filed as Exhibit 4.4 to the Registration Statement;
          (f) a form of the Debt Securities to be issued by GSK Capital Inc. filed as Exhibit 4.6 to the Registration Statement;

GlaxoSmithKline Capital Inc. et al., p.3
          (g) a form of the Debt Securities to be issued by GSK Capital plc filed as Exhibit 4.5 to the Registration Statement; and
          (h) each Indenture (including, in respect of the GSK Capital Inc. Indenture and the GSK Capital plc Indenture, the Guarantees of GSK plc contained therein) filed as Exhibits 4.1, 4.2 and 4.3 to the Registration Statement.
          In rendering the opinions expressed below we have assumed and not verified:
          (a) the genuineness of all signatures, stamps and seals, the authenticity and completeness of all documents supplied to us and the conformity to the originals of all documents supplied to us as photocopies or facsimile copies;
          (b) that, where a document has been examined by us in draft, specimen or certificated form, it has been or will be executed in the form of that draft or specimen;
          (c) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of each of the parties to the Indentures and the Debt Securities (together, the “Transaction Documents”) and the Guarantees) and the compliance by each of the parties thereto with each of their respective obligations under the Transaction Documents and the Guarantees;
          (d) that none of the execution of the Indentures, the issue of the Debt Securities and the Guarantees, the performance of the respective obligations of each party thereto and the application of the proceeds of the issue of the Debt Securities constitutes financial assistance prohibited by Section 151 of the Companies Act 1985;
          (e) that the Transaction Documents and Guarantees have been or will be duly executed by the parties thereto and constitute or will constitute valid and binding obligations of the parties thereto under all applicable laws (including the laws of the State of New York by which the Transaction Documents and the Guarantees are expressed to be governed) enforceable in accordance with their terms and have the same meaning and effect as if they were governed by English law;
          (f) that the meetings of the Board of Directors of each respective Company and the Corporate Administration & Transactions Committee of GSK plc at which the resolutions authorising the Companies to enter into the Transaction Documents and, in the case of GSK plc, the Guarantees, were passed were duly convened and held and such resolutions are a true record of the proceedings at such meetings and are in full force and effect and have not been amended, revoked or superseded;
          (g) that each of the Transaction Documents to be executed and delivered by or on behalf of GSK plc has been executed in the form approved by, or with such changes as are authorised by, the GSK plc Minutes and that each of the Transaction Documents to be executed and delivered by or on behalf of GSK Capital plc has been executed in the form approved by, or with such changes as are authorised by, the GSK Capital plc Minutes;
          (h) that the Corporate Administration & Transactions Committee of GSK plc was duly appointed by the Board of Directors of GSK plc;

GlaxoSmithKline Capital Inc. et al., p.4
          (i) that there are no provisions of the laws of any jurisdiction outside England and Wales that would have any implication for the opinions we express, and insofar as the laws of any jurisdiction other than England and Wales may be relevant to this opinion letter, such laws have been and will be complied with;
          (j) that any party or prospective party to the Transaction Documents or the Guarantees that is subject to the supervision of any regulatory authority in the United Kingdom has complied and will comply with the requirements of such regulatory authority in connection with the offering and sale of the Debt Securities and the Guarantees;
          (k) that the aggregate initial offering price of all Debt Securities issued will not exceed any limit (calculated, where applicable, as described in the relevant Indenture) in other currencies that may now or in the future be imposed by the terms of the Memorandum or Articles of Association or any corporate resolution of the relevant Company;
          (l) that the Previous GSK plc Memorandum and Articles of Association and the GSK Capital plc Memorandum and Articles of Association were in full force and effect and had not been amended, revoked or superseded as at the date of execution of the GSK Capital plc Indenture and the GSK Capital Inc. Indenture, and the Existing GSK plc Memorandum and Articles of Association were in full force and effect and had not been amended, revoked or superseded as at the date of execution of the GSK plc Indenture;
          (m) that each of the Transaction Documents to be executed and delivered by or on behalf of GSK plc has been executed and delivered by the person(s) duly authorised to do so in the GSK plc Minutes and that each of the Transaction Documents to be executed and delivered by or on behalf of GSK Capital plc has been executed and delivered by the person(s) duly authorised to do so in the GSK Capital plc Minutes;
          (n) that the terms and conditions applicable to the relevant Debt Securities and the Guarantees will not be inconsistent with the terms and conditions of the relevant Indenture and will not be inconsistent with the prospectus included in the Registration Statement (the “Prospectus”) as supplemented by any applicable prospectus supplement; and
          (o) that where a document is required to be delivered, each party to it has delivered the same without it being subject to any escrow or other similar arrangement.
          Based on the foregoing, it is our opinion that:
          1. GSK plc has the corporate power to enter into and perform its obligations under each of the Indentures;
          2. GSK Capital plc has the corporate power to enter into and perform its obligations under the GSK Capital plc Indenture;

GlaxoSmithKline Capital Inc. et al., p.5
          3. the GSK plc Indenture has been duly authorised, executed and delivered by GSK plc;
          4. the GSK Capital plc Indenture has been duly authorised, executed and delivered by each of GSK Capital plc and GSK plc; and
          5. the GSK Capital Inc. Indenture has been duly authorised, executed and delivered by GSK plc.
          We express no opinion as to any agreement, instrument or other document other than as specified in this opinion letter, or as to any liability to tax that may arise or be incurred as a result of or in connection with the Transaction Documents or the Guarantees, including, without limitation, the creation, issue or offer of the Debt Securities or the Guarantees or any other transaction. We have not been responsible for the investigation or verification of statements of fact (including statements as to foreign law) or the reasonableness of any statements of opinion contained in the Registration Statement or the Prospectus relating to the issue of the Debt Securities and the Guarantees, as the case may be, or the entry into the Indentures, nor have we been responsible for ensuring that the Registration Statement and the Prospectus and the documents incorporated by reference therein contain all material facts.
          The opinions set out above are limited to the laws of England and Wales as currently applied by the courts in England and Wales and are given on the basis that this opinion letter will be governed by and construed in accordance with English law. This opinion letter is given on the basis of English law in force as at the date of this opinion letter.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the Prospectus included in the Registration Statement and in any prospectus supplement related thereto. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, CLEARY GOTTLIEB STEEN & HAMILTON LLP
By:	/s/ Sebastian R. Sperber
Sebastian R. Sperber, a Partner